UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 27, 2005

Kennametal Thrift Plus Plan

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

1-5318	25-0900168
(Commission File Number)	(IRS Employer Identification No.)

World Headquarters
1600 Technology Way
P.O. Box 231
Latrobe, Pennsylvania 15650-0231

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (724) 539-5000

(Former Name or Former Address, if Changed Since Last Report)

Kennametal Thrift Plan

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 4.01 Changes in Registrant’s Certifying Accountant

Item 9.01 Financial Statements and Exhibits

Item 4.01 Changes in Registrant’s Certifying Accountant

On May 27, 2005, the Audit Committee of the Board of Directors of Kennametal Inc. (the Company), plan sponsor of the Kennametal Thrift Plus Plan (formerly known as the Kennametal Thrift Plan) (the Plan), dismissed PricewaterhouseCoopers LLP (PwC) as the independent registered public accounting firm for the Plan and authorized the engagement of Schneider Downs & Co., Inc. (Schneider Downs) as the independent registered public accounting firm for the Plan, effective immediately.

PwC’s report on the Plan’s financial statements for each of the years ended December 31, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle. During the years ended December 31, 2003 and 2002, and through May 27, 2005, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their report on the financial statements for such years. During the years ended December 31, 2003 and 2002, and through May 27, 2005, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the years ended December 31, 2003 and 2002 and through May 27, 2005, neither the Plan nor the Company consulted Schneider Downs with respect to the application of accounting principles to a Plan specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Plan’s financial statements or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

     16.1   Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated June 1, 2005, filed herewith.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNAMETAL INC.

Registrant
Date: June 3, 2005	By:	/s/ Timothy A. Hibbard

Timothy A. Hibbard Corporate Controller and Chief Accounting Officer